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                                                                    EXHIBIT 99.1


                         AMERICAN BUILDING CONTROL, INC.

                             AUDIT COMMITTEE CHARTER


I.       PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for:

1. The integrity of the Company's financial statements and other financial information provided by the Corporation to any governmental body or the public.

2.       The Company's compliance with legal and regulatory requirements.

3.       The Independent Auditor's independence and qualifications.

4.       The performance of the Internal Audit function and Independent
         Auditors.

5. The existence of the Corporation's systems of internal controls over finance, accounting, legal compliance and ethics that Management and the Board have established including the Corporation's auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

II.      COMPOSITION

1. The Audit Committee, as determined by the Board of Directors, shall be comprised of at least three but no more than six Directors, at least one of which will be designated as the Committee's "Financial Expert."

Each Audit Committee member shall be a member of the public company's Board of Directors and be independent---free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. To be considered independent, a member of the Audit Committee may not accept any consulting, advisory, or other compensatory fee from the Company in excess of $60,000 other than for Board services or be an affiliated person of the Company or any of its subsidiaries (other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee).

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

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"Financial Expert," is defined as a person who has, through experience and education as a public accountant, auditor, principal financial officer, comptroller, and principal accounting officer of a public company, or has had a position performing similar functions. The Financial Expert must have:

1. An understanding of generally accepted US accounting principles and financial statements;

2. Experience in the preparation or auditing of financial statements of generally comparable companies and the application of such principles in connection with the accounting for estimates, accruals, and reserves;

3.       Experience with internal controls;

4.       An understanding of Audit Committee functions.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

No Committee member shall simultaneously serve on the Audit Committee of more than two public companies.

III.     AUTHORITY

The Audit Committee has the authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

         o Appoint, discharge, compensate, and oversee the work of the Independent Audit Firm employed by the Company for the purpose of preparing or issuing an audit report or related work. This firm will report directly to the Audit Committee.

         o Oversee the work of the Internal Audit function in conjunction with the Chief Financial Officer.

         o Resolve any disagreements between Management and the Independent Audit Firm regarding financial reporting.

         o Pre-approve all auditing and permitted non-audit services (including underwriting comfort letters) performed by the Company's Independent Audit Firm.

         o Investigate any matter brought to its attention and shall have full access to the books, records and personnel of the Company.

         o Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation, the fees and expenses of such counsel and experts to be paid by the Company.

         o Seek any information it requires from employees---all of whom are directed to cooperate with the committee's requests---or external parties.

         o Meet with Company Officers, external auditors, internal auditors, inside or outside counsel, as necessary.

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IV.      MEETINGS

The Committee shall meet at least four times annually with the authority to convene additional meetings as circumstances warrant. All Committee members are expected to attend each meeting, in person or via tele- or video conference. The Committee will meet at least annually with the Manager of the Internal Audit function and the Independent Auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chair should meet with the Independent Auditors and Management quarterly to review the Corporation's financial information. Minutes of each meeting will be prepared.

V.       RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Financial Statements

1. Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

o        Complex or unusual transactions and highly judgmental areas

o Major issues regarding accounting principles and financial statement presentations, including any significant changes in the company's selection or application of accounting principals

o The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company

Consider and approve, in conjunction with Management, major changes to the Company's auditing, and accounting principles and practices as suggested by the Independent Auditors, Management, or the Internal Audit Director.

2. Review analyses prepared by Management and/or the Independent Auditors setting forth significant financial reporting issues, and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3. Review with Management, the Internal Audit Director and the Independent Auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the audit, Independent Auditor's activities or on access to requested information, and any significant disagreements with Management.

4 Discuss the annual audited financial statements and quarterly financial statements with Management and the Independent Auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

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5.       Review disclosures made by the CEO, CFO, and Disclosure Review
         Committee during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves Management or other employees who have a significant role in the Company's internal controls.

6. Discuss earnings press releases (particularly use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and ratings agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Audit Committee does not need to discuss each release in advance.

7. Review with Management, the Internal Audit Director, and the Independent Auditors, the memorandum of advisory comments required under Statement of Auditing Standard No. 61.

8. Review and discuss with Management, financial statements to be included in the Annual 10-K Report.

Internal Control

1. Consider the effectiveness of the Company's internal control system, including information technology security and control.

2.       Ensure that Management has:

         A.       Established and maintains internal controls within the Company

         B. Designed internal controls to determine that material information relating to the Company and its consolidated subsidiaries is made known to such Officers by others within those entities

         C. Presented in their report, their conclusions about the effectiveness of their internal controls based on their evaluation as of that date Company's internal controls and have identified for the Company's Independent Auditors any material weaknesses in internal controls

         D. Disclosed any fraud, whether or not material, that involves Management or other employees who have a significant role in the Company's internal controls.

3. Understand the scope of Internal Auditors and Independent Auditor's review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with Management's responses.

4. Review with the Independent Auditors, the Internal Auditing Director, and Management, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee or required by law, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

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Internal Audit

1. Review with Management and the Director of Internal Audit , the plans, activities, and staffing needs of the internal audit function.

2. Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment or replacement of the Director of Internal Audit.

3. On a regular basis, meet separately with the Director of Internal Audit to discuss any matters that the Committee or Internal Audit believes should be discussed privately.

Independent Audit

1. Review the performance of the Independent Auditors, and exercise final approval on the appointment or discharge of the Independent Auditors. In performing this review, the Committee will at least annually, obtain and review a Report by the Independent Auditor ("the Firm,") describing:

         A.       The Firm's internal quality-control procedures

         B. Any material issues raised by the most recent internal quality-control review, or peer review, of the Firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Firm, and any steps taken to deal with any such issues

         C.       Assess all relationships between the Firm and the Company

         D. In addition, the Committee should meet with and discuss the opinions of Management and Internal Audit.

2. Ensure the rotation of the audit concurring and tax partners every five years and other partners every seven years, and consider whether there should be regular rotation of the Independent Audit firm itself.

3. Present its conclusions with respect to the Independent Auditor to the full Board.

4. Set hiring policies for employees or former employees of the Independent Auditors.

5. On a regular basis, meet separately with the Independent Auditors to discuss any matters that the Committee or the Independent Auditors believe should be discussed privately.

Compliance

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1.       Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of Management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

2. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3. Review the findings of any examinations by regulatory agencies, and any Internal or Independent Auditor observations.

4. Review the process for communicating the Code of Conduct to Company personnel, and for monitoring compliance therewith.

5. Obtain regular updates from Management and Company legal counsel regarding compliance matters including corporate securities trading and corporate stock trading policies.

6. Review, with the Company's legal counsel, any legal matters that could have a significant impact on the Company's financial statements.

Reporting Responsibilities

1. Regularly report to the Board of Directors about Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's Independent Auditors, and the performance of the Internal Audit function.

2. Provide an open avenue of communication between Internal audit, the Independent Auditors, and the Board of Directors.

3. Report annually to the shareholders in the Company's Proxy Statement that is has:

         A. Reviewed and discussed the audited financial statements with Management.

         B. Discussed with the Independent Auditor, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with the Audit Committees, as amended, and Statement on Auditing Standards No. 71, Interim Financial Reporting, as amended.

         C. Reviewed from the Independent Auditor, any written disclosures regarding the Independent Auditor's independence required by Independence Standards Board Standard No. 1, as amended , and discussed with the Independent Auditors, the Auditor's independence.

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         D.       Based on the reviews and discussions with Management and the
                  Independent Auditor, recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

         E. Described the Committee's composition, responsibilities and how they were discharged, approval of non-audit services and other pertinent information.

4. Review of any reports the Company issues that relate to committee responsibilities.

Other Responsibilities

1. Discuss with Management the Company's major policies with respect to risk assessment and risk management.

2. Perform other activities related to this Charter, the Company's By-Laws, or governing law as requested by the Board of Directors.

3. Review and assess the adequacy of the Committee Charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

4. Confirm annually that all responsibilities in the Charter have been carried out.

5. Evaluate the Committee's and individual members' performance at least annually.

6. Conduct or authorize investigations into matters relating to the purposes, duties, or responsibilities of the Committee.

VI.      SAFE HARBOR

While the Committee has the functions set forth in this Charter, it is not the responsibility or fiduciary duty of the Committee to determine that the Company's financial statements are prepared accurately and completely and in accordance with generally accepted accounting principles. Additionally, it is not the Committee's duty to assure that the Management of the Company, the Independent Auditors of the Company, or the Company's legal counsel are in compliance with all applicable laws and regulations. When performing its duties, the Committee is only obligated to rely on the advice and information it receives from Management, the Independent Auditors, legal counsel, or other experts retained by the Committee in connection with its responsibilities.